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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                             _______________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): April 2, 2007

                             CRITICARE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                               1-31943 39-1501563
          (Commission File Number) (IRS Employer Identification Number)
                       20925 CROSSROADS CIRCLE, SUITE 100
                            WAUKESHA, WISCONSIN 53186
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (262) 798-8728

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Criticare Systems, Inc. (AMEX: CMD) (the "Company") reported on April 2, 2007 that it has entered into an agreement dated as of April 2, 2007 with BlueLine Partners, L.L.C. and its affiliates ("BlueLine") with respect to BlueLine's consent solicitation (the "Agreement").

A description of the terms and conditions of the Agreement are contained in the Company's press release dated April 2, 2007, which is filed as Exhibit
99.1 hereto and incorporated herein by reference. Such description is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a) Not applicable.

(b) In accordance with the Agreement, on April 2, 2007, in order to facilitate the execution of the Agreement, Stephen K. Tannenbaum resigned his seat on the Board of Directors of the Company (the "Board") and his position as Chairman of the Audit Committee of the Board.

(c) Not applicable.

(d) In accordance with the Agreement, on or about April 2, 2007, among other things, (i) the Board resolved to increase the number of directors from six (6) to seven (7), in accordance with the provisions of the Company's restated by-laws, (ii) Stephen K. Tannenbaum resigned his seat on the Board and his position as Chairman of the Audit Committee, in order to facilitate the execution of the Agreement, (iii) the Board filled the vacancies on the Board created by the increase in the number of directors and the resignation of Stephen K. Tannenbaum as a director of the Company, with William Moore, a BlueLine director, and Robert Munzenrider, an individual unaffiliated with, but nominated by, BlueLine (Messrs. Moore and Munzenrider are referred to herein as the "BlueLine Nominees"), (iv) the Board filled the vacancy on the Audit Committee created by the resignation of Stephen K. Tannenbaum as Chairman of the Audit Committee with Robert Munzenrider (for as long as he continues to be unaffiliated with BlueLine and to continues to meet any and all applicable qualifications for service on such committee), and (v) the Board took action to rearrange the Board's composition so that the terms of Company's three classes of directors expire as follows: Higgins D. Bailey, Ed.D. (Chairman of the Board) and Sam B. Humphries, at the 2007 annual meeting of Company stockholders; N.C. Joseph Lai, Ph.D. and Robert Munzenrider, at the 2008 annual meeting of Company stockholders; and Jeffrey T. Barnes (Vice Chairman of the Board), William Moore and Emil H. Soika, at the 2009 annual meeting of Company stockholders.

Under the Agreement, from and after the date of the Agreement until the 30th day prior to the 2009 annual meeting of Company stockholders (which is also the length of BlueLine's "standstill"), (i) so long as BlueLine continues to beneficially own shares of Company common stock representing 9% or more of the Company's outstanding common stock, BlueLine will have the right to cause the Board to fill any vacancies caused by the resignation of the BlueLine Nominees, with one or more alternative individuals nominated by BlueLine (one of whom must be unaffiliated with BlueLine), and (ii) so long as BlueLine continues to beneficially own shares of Company common stock representing 5% or more of the Company's outstanding shares of common stock, BlueLine will have the right to cause the Board to fill

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up to one vacancy caused by the resignation of the BlueLine Nominees, with an alternative individual nominated by BlueLine (who must be unaffiliated with BlueLine). Any such alternative BlueLine nominee(s) must be reasonably acceptable to the Company's Nominating and Corporate Governance Committee and must be "independent" under the AMEX listing standards. In addition, any such alternative BlueLine nominee who is not unaffiliated with BlueLine must comply with all duly authorized lawful policies and practices of the Board (and any committee thereof of which such nominee may be a member).

The foregoing description is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto.

(e) Not applicable.

(f) Not applicable.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NO.       DESCRIPTION

10.1 Agreement, dated as of April 2, 2007, by and between Criticare Systems, Inc., on the one hand, and BlueLine Catalyst Fund VII, L.P., BlueLine Partners, L.L.C.
                  (a California limited liability company), BlueLine Capital Partners, L.P., BlueLine Partners, L.L.C. (a Delaware limited liability company) and any affiliates of any of the foregoing, on the other hand.

99.1              Press release dated April 2, 2007.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              CRITICARE SYSTEMS, INC.



Date:  April 2, 2007          By:/s/ Emil Soika
                                 -----------------------------------------------
                                  Name: Emil Soika
                                  Title: President and Chief Executive Officer